
                                                                                                 EXHIBIT 19.1
                                       STATEMENT TO CERTIFICATEHOLDERS
                                     NATIONSCREDIT GRANTOR TRUST 1996 - 1

     Pursuant  to  the  Pooling  and  Servicing  Agreement,  dated as of January 31, 1996 among NationsCredit
Securitization  Corporation  (as  "Seller"), NationsCredit Corporation of America (as "Servicer") and Bankers
Trust  Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each  month  regarding  distribution  to Certificateholders and the performance of the Trust. The information with  respect  to  the  applicable  Distribution  Date  is  set  forth  below.


Month                                                                                          Feb-99
Collection Period                                                                                  01-Jan-99
Determination Date                                                                                 10-Feb-99
Deposit Date                                                                                       12-Feb-99
Distribution Date                                                                                  16-Feb-99

POOL BALANCE
             Pool Balance on the close of the last day of the Collection Period (Record Date)  89,634,467.20
             Pool Factor                                                                            40.15987%
             Ending Pool Balance (per $1,000 certificate)                                             401.60
             Liquidation Proceeds                                                                 119,246.61
             Purchase Amounts                                                                              -

AMOUNTS DISTRIBUTED ON THE DISTRIBUTION DATE (PER $1,000 CERTIFICATE)
             Interest Payments:
             Monthly Interest Payment                                                                   2.00
             Carry-Over Monthly Interest Payment                                                           -
             Total Interest Payment                                                                     2.00

             Principal Payments:
             Monthly Principal Payment                                                                  9.26
             Carry-Over Monthly Principal Payment                                                          -
             Total Principal Payment                                                                    9.26

             Servicing Fee:
             Servicing Fee                                                                              0.26
             Carry-Over Monthly Servicing Fee                                                           0.27
             Total Servicing Fee                                                                        0.52

SURETY BOND
             Surety Bond Amount for the current Distribution Date                              22,925,059.24
             Surety Bond Amount as a % of the Pool Balance                                          25.57617%



                                      MONTHLY SERVICERS CERTIFICATE
                                   NATIONSCREDIT GRANTOR TRUST 1996 - 1

     Pursuant  to  the  Pooling and Servicing Agreement, dated as of January 31, 1996 among NationsCredit
Securitization  Corporation  (as  "Seller"),  NationsCredit  Corporation  of  America (as "Servicer") and
Bankers  Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information  with  respect  to  the  applicable  Distribution  Date  is  set  forth  below.


Month                                                                                     Feb-99
Collection Period                                                                               1-Jan-99
Determination Date                                                                             10-Feb-99
Deposit Date                                                                                   12-Feb-99
Distribution Date                                                                              16-Feb-99

POOL BALANCE
          Pool Balance on the close of the last day of the preceding Collection Period     91,700,236.95
          Principal Collections                                                             1,728,528.33
          Purchase Amounts Allocable to Principal                                                      -
          Defaulted Receivables                                                               337,241.42
          Pool Balance on the close of the last day of the Collection Period               89,634,467.20

          Original Pool Balance                                                           223,194,105.12

          Pool Factor                                                                           40.15987%

          Preference Amounts                                                                           -

          Certificate Pass-Through Rate                                                             5.85%
          Servicing Fee Rate                                                                        0.75%

AVAILABLE INTEREST
          Collections allocable to interest                                                   812,311.16
          Liquidation Proceeds                                                                119,246.61
          Purchase Amounts allocable to interest                                                       -
          Total Interest                                                                      931,557.77

AVAILABLE PRINCIPAL
          Collections allocable to principal                                                1,728,528.33
          Purchase Amounts allocable to principal                                                      -
          Total Principal                                                                   1,728,528.33

AVAILABLE FUNDS
          Collections allocable to interest                                                   812,311.16
          Liquidation Proceeds                                                                119,246.61
          Purchase Amounts allocable to interest                                                       -
          Collections allocable to principal                                                1,728,528.33
          Purchase Amounts allocable to principal                                                      -
          Total Available Funds                                                             2,660,086.10

DEPOSIT TO THE CERTIFICATE ACCOUNT
          Available Funds allocable to interest                                               931,557.77
          Available Funds allocable to principal                                            1,728,528.33
          Reserve Account Interest Withdrawal                                                          -
          Surety Interest Drawing                                                                      -
          Reserve Account Preference Withdrawal                                                        -
          Surety Preference Withdrawal                                                                 -
          Reserve Account Principal Withdrawal                                                         -
          Surety Principal Drawing                                                                     -
          Total Deposit to the Certificate Account                                          2,660,086.10

INTEREST PAYMENT
          Monthly Interest Payment                                                            447,038.66
          Carry-Over Monthly Interest                                                                  -
          Total                                                                               447,038.66

PRINCIPAL PAYMENT
          Monthly Principal Payment                                                         2,065,769.75
          Carry-Over Monthly Principal                                                                 -
          Total                                                                             2,065,769.75

SERVICING FEE
          Servicing Fee                                                                        57,312.65
          Carry-Over Monthly Servicing Fee                                                     59,166.73
          Total                                                                               116,479.38

DISTRIBUTIONS FROM THE CERTIFICATE ACCOUNT
          Interest distributions                                                              447,038.66
          Principal distribution                                                            2,065,769.75
          Preference Amounts
          Servicing Fee distribution                                                          116,479.38
          Distributions to the Surety Bond Provider                                            18,701.79
          Distributions to the Reserve Account                                                 12,096.53
          Distributions to the Seller                                                                  -

          Carry-Over Monthly Interest to the next Distribution Date                                    -
          Carry-Over Monthly Principal to the next Distributions Date                                  -
          Carry-Over Monthly Servicing Fee to the next Distribution Date                               -

RESERVE ACCOUNT
          Reserve Account Balance as of the end of the preceding Collection Period          5,372,320.37
          Earnings from investments on the Reserve Account                                     22,030.11
          Reserve Account Interest Withdrawal                                                          -
          Reserve Account Preference Withdrawal                                                        -
          Reserve Account Principal Withdrawal                                                         -
          Deposits to the Reserve Account                                                      12,096.53
          Reserve Account Balance                                                           5,406,447.01
          Distributions of any excess amounts on deposit in the Reserve Account                        -
          Ending Reserve Account Balance                                                    5,406,447.01
          Reserve Account Balance as a % of the Pool Balance                                        6.03%
          Specified Reserve Account Requirement                                             5,579,852.63
          Amount needed to fully fund Reserve Account                                         173,405.62

SURETY BOND
          Required Surety Bond Amount (25% of the Pool Balance)                            22,925,059.24
          Surety Bond amount on the previous Distribution Date                             23,666,691.63
          Payments made with respect Surety Principal Draws                                            -
          Payments received with respect to unreimbursed Surety Principal Draws                        -
          Surety Bond Amount for the current Distribution Date                             22,925,059.24

          Total Surety Interest Draws                                                                  -
          Total Surety Principal Draws                                                                 -
          Total Surety Preference Draws                                                                -
          Total Draws                                                                                  -
          Outstanding Remaining Amounts Owed to the Surety Bond Provider                        9,466.68
          Interest on Remaining Amounts Owed to the Surety Bond Provider                           65.08
          Surety Bond Fee                                                                       9,170.02
          Total unreimbursed Surety Interest Draws                                                     -
          Total unreimbursed Surety Principal Draws                                                    -
          Total unreimbursed Surety Preference Draws                                                   -
          Amount Owed to Surety Bond Provider                                                  18,701.79
          Surety Bond Fee Paid                                                                 18,701.79
          Total payments for Surety Interest Draws                                                     -
          Total payments for  Surety Principal Draws                                                   -
          Total payments for  Surety Preference Draws                                                  -
          Payments made to the Surety Bond Provider                                            18,701.79
          Surety Bond Fee Outstanding                                                                  -
          Remaining unreimbursed Surety Interest Draws                                                 -
          Remaining unreimbursed Surety Principal Draws                                                -
          Remaining unreimbursed Surety Preference Draws                                               -
          Remaining Amounts Owed to the Surety Bond Provider                                           -

NET CREDIT LOSS RATIO
          Net Credit Losses                                                                   217,994.81
          For the Current Collection Period                                                         2.89%
          For the preceding Collection Period                                                       7.94%
          For the second preceding Collection Period                                                1.42%
          Average Net Credit Loss Ratio                                                             4.08%

DELINQUENCY ANALYSIS
          Number of Loans
          30 to 59 days past due                                                                     258
          60 to 89 days past due                                                                      64
          90 or more days past due                                                                    59
          Total                                                                                      381

          Principal Balance
          30 to 59 days past due                                                            2,519,470.33
          60 to 89 days past due                                                              594,803.98
          90 or more days past due                                                            566,806.66
          Total                                                                             3,681,080.97

          Delinquency Ratio
          For the current Collection Period                                                         4.11%
          For the preceding Collection Period                                                       3.87%
          For the second preceding Collection Period                                                4.14%
          Average Delinquency Ratio                                                                 4.04%

REPOSSESSION ANALYSIS
          Current Balance of Contracts where Repossession Occurred in the Current Month       199,123.32
          Number of Contracts where Repossession Occurred in the Current Month                        19

WEIGHTED AVERAGE COMPUTATIONS
          Weighted Average Coupon                                                                  10.53%
          Weighted Average Original Term (months)                                                 123.00
          Weighted Average Remaining Term (months)                                                 81.74

CASH SETTLEMENT FOR THE TRUSTEE
          Available Funds due from the Collection Account to Certificate Account            2,660,086.10
          Servicing Fee                                                                       116,479.38
         Wire Funds to the Surety Bond Provider                                                18,701.79
         Net Deposit From Collection Account to the Certificate Account                     2,524,904.93
         Reserve Account deposit to Certificate Account                                                -
         Surety Bond deposit to Certificate Account                                                    -
          Total Deposit to the Certificate Account                                          2,524,904.93
          Wire Funds to the Certificateholders - Interest                                     447,038.66
          Wire Funds to the Certificateholders - Principal                                  2,065,769.75
          Deposit Funds into the Reserve Account                                               12,096.53
          Wire Funds to NationsCredit                                                                  -

Approved  by:  /s/  SUZANNE  CASTLEBERRY  ------------------------------------  Suzanne  Castleberry Vice
President
[NATIONSCREDIT  GRANTOR  TRUST  LETTERHEAD]
February  16,  1999

BY  EDGAR

Securities  and  Exchange  Commission
Judiciary  Plaza
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:   NationsCredit  Grantor  Trust  1996  -  1

Ladies  and  Gentlemen:

On  behalf  of NationsCredit Grantor Trust 1996 - 1 (the "Trust") filed herewith via EDGAR is the Trust's
Current Report  on  Form  8-K.

Should  you  have  any  questions  with  regard  to  the  filing,  please  call  the  undersigned  at
(704)  386-3863.

Very  truly  yours,
/s/  SUZANNE  CASTLEBERRY  -----------------------------  Suzanne  Castleberry  Vice  President